As filed with the Securities and Exchange Commission on April 7, 2025

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

Registration Statement

UNDER THE SECURITIES ACT OF 1933

____________________

Genasys Inc.

(Exact name of registrant as specified in its charter)

Delaware		87-0361799
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
____________________
16262 West Bernardino Drive San Diego, CA 92127 (858) 676-1112
(Address of Principal Executive Offices)

____________________

Genasys Inc. 2025 Equity Incentive Plan

(Full Title of the Plan)

____________________

Richard S. Danforth

Chief Executive Officer

Genasys Inc.

16262 West Bernardo Drive

San Diego, California 92127

(Name and Address of Agent for Service)

(856) 676-1112

(Telephone Number, Including Area Code, of Agent For Service)

____________________

Copy to:

Joshua E. Little, Esq.

Dentons Durham Jones Pinegar P.C.

192 East 200 North, 3rd Floor

St. George, UT 84770

(435) 674-0400

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☒ Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Genasys Inc. is sometimes referred to as the “Company,” “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2024, filed on December 13, 2024, as amended by that certain Amendment No. 1 to Annual Report on Form 10-K for the year ended September 30, 2024, filed on March 13, 2025.
(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2024, filed on February 11, 2025.
(c)
The Registrant’s Current Reports on Forms 8-K filed on December 9, 2024, January 16, 2025, February 11, 2025 and March 19, 2025.
(d)
The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed on December 7, 2023 pursuant to Section 13(a) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that no director is liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporate Law enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which a director derived an improper personal benefit. We will indemnify our directors against attorneys’ fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us except as set forth above. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We currently have directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation dated March 1, 1992. Incorporated by reference to Exhibit 2.1 on Form 10-SB effective August 1, 1994.
3.1.1

Amendment to Certificate of Incorporation dated March 24, 1997 and filed with Delaware on April 22, 1997. Incorporated by reference to Exhibit 3.1.1 on Form 10-QSB for the quarter ended March 31, 1997, filed May 13, 1997.

3.1.2

Certificate of Amendment to Certificate of Incorporation filed with Delaware on September 26, 2002. Incorporated by reference to Exhibit 3.1.6 on Form 10-K for the year ended September 30, 2002, filed December 23, 2002.

3.1.3	Amendment to Certificate of Incorporation dated March 24, 2010. Incorporated by reference to Exhibit 3.1 on Form 8-K filed March 31, 2010.
3.1.4	Amendment to Certificate of Incorporation dated January 6, 2020. Incorporated by reference to Exhibit 3.1 on Form 8-K filed January 13, 2020.
3.1.5	Amendment to Certificate of Incorporation dated March 16, 2021. Incorporated by reference to Exhibit 3.1 on Form 8-K filed March 19, 2021.

3.2	Restated Bylaws. Incorporated by reference to Exhibit 3.1 on Form 10-Q for the quarter ended March 31, 2006, filed May 10, 2006.
4.1	Description of the Securities of the Registrant. Incorporated by reference to Exhibit 4.1 on Form 10-K for the year ended September 30, 2023, filed December 7, 2023.
5.1	Opinion of Dentons Durham Jones Pinegar P.C.
23.1	Consent of Baker Tilly US, LLP independent registered public accounting firm
23.2	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1

Genasys Inc. 2025 Equity Incentive Plan filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2025 and incorporated herein by reference.

99.2

Form of Stock Option Agreement under the Genasys Inc. 2025 Equity Incentive Plan filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2025 and incorporated herein by reference.

99.3

Form of Restricted Stock Unit Agreement under the Genasys Inc. 2025 Equity Incentive Plan filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2025 and incorporated herein by reference.

107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 7, 2025.

GENASYS INC.

By:	/s/ Richard S. Danforth
Richard S. Danforth
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Richard S. Danforth and Dennis D. Klahn, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Richard S. Danforth Richard S. Danforth	Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2025

/s/ Dennis D. Klahn Dennis D. Klahn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2025

/s/ Mark Culhane Mark Culhane	Director	April 7, 2025

/s/ Bill Dodd Bill Dodd	Director	April 7, 2025

/s/ Craig Fugate Craig Fugate	Director	April 7, 2025

/s/ R. Rimmy Malhotra R. Rimmy Malhotra	Director	April 7, 2025

/s/ Richard H. Osgood III Richard H. Osgood III	Director	April 7, 2025

/s/ Susan L. Schmeiser Susan L. Schmeiser	Director	April 7, 2025